UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2011

Date of Report (Date of earliest event reported)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2011, the Board of Directors (the “Board”) of HCP, Inc. (the “Company”) adopted and approved, effective immediately, Amendment No. 3 to Fourth Amended and Restated Bylaws of the Company (the “Amendment”), to adopt a majority vote standard in uncontested elections for directors.  Under the majority vote standard, each director nominee receiving a majority of the votes cast with respect to his or her election (that is, the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee) will be elected as a director.  In addition, the Amendment includes a director resignation policy that would require any incumbent director who does not receive a majority of the votes cast in an uncontested election to tender his or her resignation to the Board.  If the director conditions his or her resignation on acceptance by the Board, the Nominating and Corporate Governance Committee is required to make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken.  The Board is required to act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified with respect to the applicable meeting of stockholders.  The Amendment retains plurality voting for contested elections.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits. The following exhibit is being filed herewith:

No.	Description

3.1	Amendment No. 3 to Fourth Amended and Restated Bylaws of HCP, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 10, 2011

HCP, Inc.

By:	/s/ Thomas M. Herzog

Thomas M. Herzog,
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

No.	Description

3.1	Amendment No. 3 to Fourth Amended and Restated Bylaws of HCP, Inc.